Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2023
Fourth Quarter and Year-End Results

FY23 Revenue Up 20%, Net Income Up 129%, Adjusted EBITDA Up 57%, Compared to FY22
Q4 Revenue up 21%, Net Income Up 136%, Adjusted EBITDA Up 76% Compared to Q4 FY22
Company Reports Record Backlog of $1.60 Billion

DOTHAN, AL, November 29, 2023 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today reported financial and operating results for the fiscal quarter and fiscal year ended September 30, 2023.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report a record fourth quarter to complete a strong fiscal year 2023, with significant period-over-period revenue and profit growth for both the fourth quarter and the fiscal year. The growth we are experiencing on both the top and bottom lines continues to be supported by a healthy bidding environment. The IIJA and state funding programs are continuing to provide a generational investment in public infrastructure, and a sustained strong commercial market throughout our six southeastern states also contributed to a record high project backlog of $1.6 billion at fiscal year-end. During our fiscal year, the operating environment began to normalize, resulting in a more stable cost environment that we believe will continue into fiscal 2024. Across our geographic footprint, we remain focused on executing on the strategic priorities outlined in our ROAD-Map 2027 and building shareholder value. Our team’s hard work, dedication to detail and focus on safety are critical to our success and to positioning our organization for continued growth in fiscal 2024 and beyond.”
Fiscal 2023 revenues were $1.56 billion, an increase of 20% compared to $1.30 billion in fiscal 2022. Gross profit was $196.4 million in fiscal 2023, an increase of 41% compared to $139.3 million in fiscal 2022. Fourth quarter revenues were $475.0 million, an increase of 21% compared to $393.1 million in the fourth last year. Gross profit for the fourth quarter was $75.5 million, an increase of 52% compared to $49.6 million in the fourth quarter last year.
General and administrative expenses were $126.9 million for fiscal 2023, compared to $107.6 million in fiscal 2022, and as a percentage of total revenue, 8.1% and 8.3% respectively. Fourth quarter general and administrative expenses were $33.0 million, compared to $31.0 million in the fourth quarter last year, and as a percentage of total revenue, 6.9% and 7.9% respectively.
Net income was $49.0 million for fiscal 2023, an increase of 129% compared to net income of $21.4 million in fiscal 2022. Fourth quarter net income was $30.9 million, an increase of 136% compared to net income of $13.1 million in the fourth quarter last year.
Adjusted EBITDA(1) for fiscal 2023 was $174.1 million, an increase of 57% compared to $111.2 million in fiscal 2022. Adjusted EBITDA Margin(1) in fiscal 2023 was 11.1%, compared to 8.5% in fiscal 2022. Fourth quarter Adjusted EBITDA(1) was $69.5 million, an increase of 76% compared to $39.4 million in the fourth quarter last year. Adjusted EBITDA Margin (1) in the fourth quarter was 14.6%, compared to 10.0% in the fourth quarter last year.
Project backlog was $1.60 billion at September 30, 2023, compared to $1.41 billion at September 30, 2022 and $1.59 billion at June 30, 2023.
Smith continued, “Capitalizing on the positive trends for strong demand and more stable construction costs that persisted in the second half of fiscal 2023, we expect further revenue growth and margin expansion in fiscal 2024. Today we are maintaining our fiscal year 2024 outlook that was introduced last month at our Analyst Day event and reflects our confidence in executing the same strategy we have had since CPI’s inception to generate growth and enhance shareholder value.”
(1) Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Fiscal Year 2024 Outlook
The Company’s outlook for fiscal year 2024 with regard to revenue, net income, Adjusted EBITDA and Adjusted EBITDA Margin is as follows:
•Revenue in the range of $1.750 billion to $1.825 billion
•Net income in the range of $63 million to $70 million
•Adjusted EBITDA(1) in the range of $197 million to $219 million
•Adjusted EBITDA Margin(1) in the range of 11.3% to 12.0%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Fiscal year 2023 marked strong top-line growth and margin expansion consistent with CPI’s historical trends. Since our IPO five years ago, CPI has doubled in size and outperformed all of the targets we set at that time. Today, we are even better positioned than in the past to continue executing on our proven growth strategy, and we are experiencing the highest demand for infrastructure services across our geographic footprint in the fast-growing Sunbelt than at any time in our past. The Board and I are pleased with the strength of the organization, the commitment of our team and the opportunities to grow within our existing markets and expand into new markets. In a highly fragmented industry with an extremely long runway for continued growth, we believe CPI will continue to enhance value for all of our stakeholders.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the quarter and fiscal year ended September 30, 2023. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through December 6, 2023 by calling (201) 612-7415 and using passcode ID: 13741509#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

CONSTRUCTION PARTNERS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Fiscal Year Ended September 30,
	2023	2022	2023	2022
Revenues	$475,026	$393,053	$1,563,548	$1,301,674
Cost of revenues	399,489	343,462	1,367,163	1,162,372
Gross profit	75,537	49,591	196,385	139,302
General and administrative expenses	(33,002)	(31,032)	(126,947)	(107,562)
Gain on sale of property, plant and equipment	2,223	1,885	7,048	3,673
Gain on facility exchange	—	—	5,389	—
Operating income	44,758	20,444	81,875	35,413
Interest expense, net	(3,545)	(3,524)	(17,346)	(7,701)
Other income	(50)	263	875	600
Income before provision for income taxes and earnings from investment in joint venture	41,163	17,183	65,404	28,312
Provision for income taxes	10,250	4,047	16,403	6,915
Earnings (loss) from investment in joint venture	—	(21)	—	(21)
Net income	$30,913	$13,115	$49,001	$21,376
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	1,922	9,337	1,297	18,091
Unrealized (loss) on restricted investments, net	(211)	(172)	(223)	(448)
Other comprehensive income (loss), net	1,711	9,165	1,074	17,643
Comprehensive income	$32,624	$22,280	$50,075	$39,019

Net income per share attributable to common stockholders:
Basic	$0.60	$0.25	$0.95	$0.41
Diluted	$0.59	$0.25	$0.94	$0.41

Weighted average number of common shares outstanding:
Basic	51,828,257	51,807,734	51,827,001	51,773,559
Diluted	52,406,501	52,027,267	52,260,206	51,957,420

CONSTRUCTION PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$48,243	$35,531
Restricted cash	837	28
Contracts receivable including retainage, net	303,704	265,207
Costs and estimated earnings in excess of billings on uncompleted contracts	27,296	29,271
Inventories	84,038	74,195
Prepaid expenses and other current assets	9,306	12,957
Total current assets	473,424	417,189

Property, plant and equipment, net	505,095	481,412
Operating lease right-of-use assets	14,485	13,985
Goodwill	159,270	129,465
Intangible assets, net	19,520	15,976
Investment in joint venture	87	87
Restricted investments	15,079	6,866
Other assets	32,705	30,541
Total assets	$1,219,665	$1,095,521
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$151,406	$130,468
Billings in excess of costs and estimated earnings on uncompleted contracts	78,905	52,477
Current portion of operating lease liabilities	2,338	2,209
Current maturities of long-term debt	15,000	12,500
Accrued expenses and other current liabilities	31,534	28,484
Total current liabilities	279,183	226,138
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	360,740	363,066
Operating lease liabilities, net of current portion	12,649	12,059
Deferred income taxes, net	37,121	26,713
Other long-term liabilities	13,398	11,666
Total long-term liabilities	423,908	413,504
Total liabilities	703,091	639,642
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at September 30, 2023 and September 30, 2022 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 43,760,546 shares issued and 43,727,680 shares outstanding at September 30, 2023, and 41,195,730 shares issued and 41,193,024 shares outstanding at September 30, 2022	44	41
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,921,463 shares issued and 8,998,511 shares outstanding at September 30, 2023, and 14,275,867 shares issued and 11,352,915 shares outstanding at September 30, 2022	12	15
Additional paid-in capital	267,330	256,571
Treasury stock, Class A common stock, par value $0.001, at cost, 32,866 shares at September 30, 2023, and 2,706 shares at September 30, 2022	(178)	(39)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,922,952 shares at September 30, 2023 and 2022	(15,603)	(15,603)
Accumulated other comprehensive income, net	18,694	17,620
Retained earnings	246,275	197,274
Total stockholders’ equity	516,574	455,879
Total liabilities and stockholders’ equity	$1,219,665	$1,095,521

CONSTRUCTION PARTNERS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Fiscal Year Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$49,001	$21,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, accretion and amortization	79,100	65,730
Amortization of deferred debt issuance costs	299	216
Unrealized loss (gain) on derivative instruments	342	(382)
Provision (recovery) for bad debt	456	(947)
Gain on sale of property, plant and equipment	(7,048)	(3,673)
Gain on facility exchange	(5,389)	—
Realized losses on restricted investments	30	—
Equity-based compensation expense	10,759	8,000
Loss (earnings) from investment in joint venture	—	21
Distribution of earnings from investment in joint venture	—	—
Deferred income taxes	11,165	5,966
Other non-cash adjustments	(263)	40
Changes in operating assets and liabilities:
Contracts receivable including retainage	(25,961)	(97,075)
Costs and estimated earnings in excess of billings on uncompleted contracts	2,573	(6,123)
Inventories	(7,320)	(17,513)
Prepaid expenses and other current assets	3,650	(4,912)
Other assets	(129)	(955)
Accounts payable	17,220	41,319
Billings in excess of costs and estimated earnings on uncompleted contracts	24,099	15,635
Accrued expenses and other current liabilities	2,340	(11,559)
Other long-term liabilities	2,233	1,334
Net cash provided by operating activities, net of acquisitions	157,157	16,498

Cash flows from investing activities:
Purchases of property, plant and equipment	(97,810)	(68,851)
Proceeds from sale of property, plant and equipment	17,698	7,525
Proceeds from facility exchange	36,987	—
Business acquisitions, net of cash acquired	(91,787)	(128,568)
Proceeds from the sale of restricted investments	2,900	—
Purchases of restricted investments	(11,360)	(7,432)
Net cash used in investing activities	(143,372)	(197,326)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs	103,000	167,300
Principal payments of long-term debt	(103,125)	(8,125)
Purchase of treasury stock	(139)	(39)
Net cash (used in) provided by financing activities	(264)	159,136
Net change in cash, cash equivalents and restricted cash	13,521	(21,692)

Cash, cash equivalents and restricted cash:
Beginning of year	35,559	57,251
End of year	$49,080	$35,559

Supplemental cash flow information:
Cash paid for interest	$19,157	$9,289
Cash paid for income taxes	$1,009	$1,372
Cash paid for operating lease liabilities	$3,029	$2,396
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$3,109	$9,629
Property, plant and equipment financed with accounts payable	$2,459	$2,587
Amounts payable to sellers in business combinations	$—	$664
Non-compete agreements to seller in business combination	$—	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, and (vi) certain management fees and expenses. Periods commencing subsequent to September 30, 2023 will not include an adjustment for management fees and expenses, which have historically related to the Company’s management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder (“SunTx”). Effective October 1, 2023, the term of the management services agreement was extended to October 1, 2028. As a result of the term extension, the Company no longer views the management fees and expenses paid under the management services agreement as a non-recurring expense. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of the Company’s operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of the Company’s operating performance. The Company presents Adjusted EBITDA and Adjusted EBITDA Margin because management uses these measures as key performance indicators, and the Company believes that securities analysts, investors and others use these measures to evaluate companies in the Company’s industry. The Company’s calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented (in thousands, except percentages):
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Years Ended September 30, 2023 and 2022
(in thousands)

	For the Fiscal Year Ended September 30,
	2023	2022
Net income	$49,001	$21,376
Interest expense, net	17,346	7,701
Provision for income taxes	16,403	6,915
Depreciation, depletion, accretion and amortization	79,100	65,730
Equity-based compensation expense	10,759	8,000
Management fees and expenses (1)	1,486	1,451
Adjusted EBITDA	$174,095	$111,173
Revenues	$1,563,548	$1,301,674
Adjusted EBITDA Margin	11.1%	8.5%
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Three Months Ended September 30, 2023 and 2022
(in thousands)

	For the Three Months Ended September 30,
	2023	2022
Net income	$30,913	$13,115
Interest expense, net	3,545	3,524
Provision for income taxes	10,250	4,047
Depreciation, depletion, accretion and amortization	21,331	15,439
Equity-based compensation expense	2,850	2,906
Management fees and expenses (1)	377	322
Adjusted EBITDA	$69,266	$39,353
Revenues	$475,026	$393,053
Adjusted EBITDA Margin	14.6%	10.0%
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2024 Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2024
	Low	High
Net income	$63,000	$70,000
Interest expense, net	18,000	20,500
Provision for income taxes	21,200	23,600
Depreciation, depletion, accretion and amortization	83,600	93,100
Equity-based compensation expense	11,200	11,800
Adjusted EBITDA	$197,000	$219,000
Revenues	$1,750,000	$1,825,000
Adjusted EBITDA Margin	11.3%	12.0%